Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-164103 and 333-230602), and Form S-8 (Nos. 333-212939, 333-206134, 333-175788, 333-91201, 333-125998, and 333-135408) of QNB Corp. and subsidiary of our report dated March 12, 2021, relating to the consolidated financial statements, which appears in the annual report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)

Iselin, New Jersey

March 12, 2021